Limelight Networks Announces Verdict in Patent Trial
TEMPE, Ariz., Feb. 29 /PRNewswire-FirstCall/ — Limelight Networks, Inc. (Nasdaq: LLNW) today announced that the jury in the case Akamai Technologies, Inc. et al. v. Limelight Networks (United States District Court for the District of Massachusetts) announced a verdict in favor of Akamai Technologies.
“We are disappointed with the jury’s verdict in this matter. We strongly believe that, like other companies that follow long-established Internet standards, we do not infringe the patent in this case. We will continue to remain a competitive choice in the marketplace as we pursue all appropriate legal avenues,” stated Phil Maynard, chief legal counsel, Limelight Networks, Inc.
The verdict found that Limelight infringed certain claims of U.S. Patent No. 6,108,703 and rejected Limelight’s invalidity defenses. The jury awarded Akamai damages of $45,524,946, plus prejudgment interest.
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